SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2010 (January 6, 2010)

AMBAC FINANCIAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-10777	13-3621676
(State of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

One State Street Plaza, New York, New York 10004

(Address of principal executive offices) (Zip Code)

(212) 668-0340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Robert Eisman, Managing Director and Controller of Ambac Financial Group, Inc. (“Ambac”) and Ambac Assurance Corporation (“Ambac Assurance”), was appointed Senior Managing Director and Chief Accounting Officer effective as of January 6, 2010. As a result of this promotion, Mr. Eisman will be receiving a salary of $500,000 effective as of January 4, 2010. As previously announced, Mr. Eisman was appointed the principal accounting officer of Ambac and Ambac Assurance effective November 24, 2009. Mr. Eisman has served as Controller of Ambac and Ambac Assurance since January 21, 2003.

David Trick, Managing Director and Treasurer of Ambac and Ambac Assurance, was appointed Senior Managing Director, Chief Financial Officer and Treasurer of Ambac and Ambac Assurance effective January 6, 2010. Mr. Trick joined Ambac in October 2005 and has served as Treasurer of Ambac and Ambac Assurance since May 2006. Prior to joining Ambac, Mr. Trick served as a vice president for The Bank of New York Mellon from January 1997 through September 2005. Mr. Trick is 38 years old. As a result of his promotion to Chief Financial Officer, Mr. Trick will be receiving a salary of $500,000 effective as of January 4, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ambac Financial Group, Inc.
(Registrant)

Dated: January 7, 2010

	By:	/S/ ANNE GILL KELLY
Anne Gill Kelly
Managing Director, Corporate Secretary and Assistant General Counsel